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                                                                   EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated ______________, 1995, is between Pro-Mark Holdings, Inc., a Delaware corporation with offices at 33 North Road, P.O. Box 3704, Peace Dale, Rhode Island 02883 ("Company") and Richard H. Krupski, with an address at 45 Linden Road, Barrington, Rhode Island 02806 ("Executive").

     IT IS MUTUALLY AGREED by the parties hereto as follows:

     1.  Employment.  Company hereby employs Executive to perform the duties
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described in this Agreement upon the terms and conditions set forth herein, and
Executive accepts that employment, representing that no agreements or obligations exist to which Executive is a party or otherwise bound, in writing or otherwise, that interfere with, impede or preclude him from fulfilling the terms and conditions of this Agreement.

     2.  Term.  Executive's employment will begin as of the date of this
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Agreement and, unless terminated earlier as hereinafter provided, will end on the date three (3) years after said date. Upon expiration of the term, Executive's employment will continue on a month-to-month basis, terminable by either party at the end of any calendar month by giving notice of termination not later than 10 days before the end of the month but otherwise subject to the terms and conditions of this Agreement.
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     3.  Duties.  Executive will serve as Executive Vice President of Marketing.
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Executive will use his best and most diligent efforts to promote the interests of Company, will devote his full business time, attention and skill to his duties and will not engage in any other business activity. Personal investment activities will not be considered business activity as long as Executive does not participate in the day-to-day operation of the business venture in which the investment is made. Executive has been elected to the Board of Directors of the Company. Executive accepts such election and agrees to continue to serve as a member of the Board, if reelected, throughout the term of this Agreement.

     4.  Compensation.  Executive will be entitled to a salary at the annual
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rate of $175,000, in installments not less frequently than monthly.  The Board of Directors of the Company may review and in its discretion increase Executive's salary, but Executive's salary shall not be reduced to an amount below that specified herein without the consent of Executive. In addition to salary, Executive will be eligible for such incentive compensation or performance bonuses, not exceeding the sum of $25,000 in any calendar year, as may be determined from time to time by the Board of Directors to reflect Company's financial success and Executive's contribution to it.

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     5.  Fringe Benefits.  Executive will be provided with such fringe benefits
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as may be generally afforded management personnel of Company.  Such benefits currently include a monthly automobile use allowance, $1 million of life insurance and participation in Company's 401(k) plan, 1994 Stock Plan and group medical insurance and group disability insurance plans. Until the occurrence of an event described in paragraph 3 of the Non Qualified Stock Option Certificate of even date as causing the immediate vesting of the entirety of the Option granted therein, options to purchase shares of the common stock of Company shall be granted by Company to Executive, as necessary, so as to maintain the total number of shares held by Executive or subject to acquisition under options granted to Executive (under the 1994 Stock Plan and any other plan) at a level equal to ____% of the total number of shares of common stock of Company: (a) issued and (b) subject to outstanding options (granted under the 1994 Stock Plan and any other plan).

     In addition to the foregoing fringe benefits, Executive will be eligible for reimbursement of up to $20,000 of any out-of pocket expenses incurred by Executive to qualify for benefits which Executive otherwise would have forfeit by reason of the termination of Executive's previous employment.

     6.  Vacation.  Executive will be permitted to take reasonable amounts of
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vacation in accordance with such policies

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as may be adopted from time to time by Company's Board of Directors.

     7.  Confidential Information.  Except as required in the performance of his
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duties under this Agreement, Executive will not at any time, directly or indirectly, use or disclose any confidential information of Company which Executive may receive or obtain while in the employment of Company. Immediately upon termination of Executive's employment with Company, Executive shall deliver to Company all records and other things, including copies, containing confidential information of Company, then within Executive's possession or control, whether prepared by Executive or others.

     8.  Assignment of Developments.  Any new information, idea or thing
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(whether or not patentable) relating to Company's present or planned business and conceived or suggested by Executive alone or in conjunction with others during or as result of Executive's employment by Company ("Development") shall be the property of Company, free of any rights on the part of Executive. During Executive's employment and thereafter, Executive shall promptly make full disclosure of each Development to Company and, at Company's request and expense, do all acts and things (including without limitation the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed necessary or desirable by Company at any time

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to effect the full assignment to Company of any right and title of Executive therein.

     9.  Non-Disturbance; Non-Competition.  During the term of this Agreement,
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and for a period of one year thereafter, Executive will not, directly or indirectly, disturb any business relationship between Company and its employees, customers, suppliers or other business associates, or own, operate, or participate in the ownership or operation of, or in any manner (whether as director, officer, employee, partner, stockholder, consultant or otherwise) be connected with, any business the principal activity of which is in competition with the pharmacy benefit management and consulting business or any other present or planned business of Company or any of its subsidiaries. The ownership of an equity or proprietary interest constituting less than five percent of the entire equity or proprietary interest in a corporation or other business entity will not be considered a breach of the obligation set forth in this paragraph. Executive agrees that Executive's obligations hereunder may be enforced by temporary restraining order, injunction or other appropriate court order.

     10. Termination.  Company may terminate Executive's employment at any time
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by notice given by Company to Executive designating a date upon which the employment terminates. Upon termination of Executive's employment, Executive will be entitled

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to salary and fringe benefits accrued and unpaid to the effective date of termination. In addition, in the event Executive's employment is terminated by Company for one of the reasons set forth below, Executive will be entitled to monthly payments equal to one-twelfth of his annual salary, less applicable withholding and deductions, and to fringe benefits provided to Executive on the date of termination, for a period of six months:

     (a) Executive, by reason of physical or mental disability, is unable to perform his duties hereunder for a total of 90 days in any 12 month period; or

     (b) Executive is determined by Company to be performing his duties under this Agreement in an unsatisfactory manner. Company shall give Executive written notice specifying the nature of the unsatisfactory performance and referring to this Paragraph, and shall give Executive a minimum of thirty days to correct the unsatisfactory performance before terminating Executive's employment other than for death, disability, criminal acts or other good cause shown.

     11. Notices.  All notices required or permitted to be given under this
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Agreement will be in writing and will be delivered personally or will be sent by first class mail to the parties at the addresses set forth above or at such other address as they may from time to time designate by notice to each other.
If a

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notice is given by mail, it will be considered to have been received on the fifth day after mailing.

     12. Assignment.  The rights and obligations of Executive under this
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Agreement may not be assigned.  The rights and obligations of Company under this
Agreement may be assigned by Pro-Mark to any person which is a successor in interest to Pro Mark by purchase, merger or otherwise, which holds a greater than 50% ownership interest in Pro-Mark, or in which Pro-Mark holds a greater than 50% ownership interest.

     13. Governing Law.  This Agreement and its performance by the parties will
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be governed by Rhode Island law.

     14. Paragraph Titles.  The paragraph titles used in this Agreement are for
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convenience of reference only and will not be considered in the construction or interpretation of any provision hereof.

     15. Entire Agreement; Amendment.  This Agreement contains the entire
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understanding and agreement between the parties and

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may not be amended except by written instrument signed by both of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

In the presence of:                            Pro-Mark Holdings, Inc.



/s/ Robert C. Bruns                            /s/ E. David Corvese
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                                               E. David Corvese, President


/s/ Robert C. Bruns                            /s/ Richard H. Krupski
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                                               Richard H. Krupski

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